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                                                                 Exhibit 10.8(b)



                                                  January 29, 2001


Mr. Richard Anders
J. Crew Group, Inc.
770 Broadway
New York, New York 10003


Dear Rich:

     In accordance with Paragraph 6 of the letter agreement dated April 18, 1999 (the "Agreement"), between J. Crew and yourself and in full satisfaction thereof, J.Crew is paying you $1,000,000, less all applicable taxes.

     The above-described payment continues to be subject to your agreement to immediately pay to J. Crew upon exercise of any of your J. Crew stock options an amount equal to the difference between the fair market value per share of J. Crew common stock on the exercise date for each such share acquired upon exercise and the exercise price (up to an aggregate of $1,000,000).

     Please sign the enclosed copy of this letter to indicate your agreement.


                                                    Sincerely,


                                                    _________________________
                                                    David Kozel
                                                    Senior Vice President,
                                                    Human Resources

Accepted and Agreed:


________________________
Richard Anders

Dated: _________________